UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2012

CHOICE HOTELS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13393	52-1209792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10750 Columbia Pike, Silver Spring, Maryland		20901
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code) (301) 592-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2012, the Company entered into a Transition Services Agreement with Bruce Haase, the Company’s Executive Vice President, Global Brands, Marketing & Operations. This Agreement was entered into in connection with Mr. Haase’s planned departure from the Company previously disclosed by the Company on Form 8-K filed January 20, 2012.

Pursuant to the terms of the Transition Services Agreement, on January 31, 2012, Mr. Haase will cease serving as an executive officer of the Company and will no longer be authorized to make policy decisions on behalf of the Company. Mr. Haase will continue to serve as an employee of the Company from February 1, 2012 through May 31, 2012, performing various duties assigned to him by the Company’s Chief Executive Officer. During this period, Mr. Haase will continue to receive compensation and benefits at the same levels provided to him as of January 31, 2012, except that after January 31, 2012, Mr. Haase will no longer be eligible to receive any grants of equity.

Pursuant to the terms of the Transition Services Agreement, Mr. Haase’s employment with the Company will terminate on May 31, 2012, and this termination will be deemed a termination without cause under Mr. Haase’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company (as amended in the manner described below).

Also on January 27, 2012, the Company and Mr. Haase amended Mr. Haase’s Non-Competition, Non-Solicitation and Severance Benefit Agreement with the Company. Principally, the amendment: (i) provides for Mr. Haase’s participation in the Company’s flexible perquisite program through 2012; (ii) requires the Company to provide certain insurance coverages and make certain expense reimbursements during Mr. Haase’s severance benefit period; and (iii) provides an exception to the severance payment offset requirement to permit non-competitive consulting services of less than $5,000 per month.

This description of the Transition Services Agreement and the Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement is qualified in its entirety by reference to the copies of these agreements, which are attached to this report as Exhibits 10.1 and 10.2, respectively, and which are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are filed herewith:

Exhibit 10.1 —	Transition Services Agreement between Choice Hotels International, Inc. and Bruce N. Haase, dated January 27, 2012.
Exhibit 10.2 —	Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement between Choice Hotels International, Inc. and Bruce N. Haase, dated January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Choice Hotels International, Inc.

Date: February 1, 2012	By:	/s/ David L. White
	Name:	David L. White
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

EXHIBIT INDEX

10.1	Transition Services Agreement between Choice Hotels International, Inc. and Bruce N. Haase, dated January 27, 2012.

10.2	Amendment to Non-Competition, Non-Solicitation and Severance Benefit Agreement between Choice Hotels International, Inc. and Bruce N. Haase, dated January 27, 2012.